Exhibit 99.1

AMERICAN PHYSICIANS SERVICE GROUP, INC. REPORTS RECORD ANNUAL EARNINGS FROM OPERATIONS

AUSTIN, TX – (MARKET WIRE) – March 1, 2010 – American Physicians Service Group, Inc. (“APS”) (NASDAQ:  AMPH) today announced results for the quarter and year ended December 31, 2009.    For the year ended December 31, 2009, revenues were $84 million compared to $74.7 million in 2008.  Net income for the year was $22.9 million or $3.26 per diluted share, compared to $19.2 million or $2.64 per diluted share in 2008. For the three months ended December 31, 2009, revenues were $22.3 million compared to $17.4 million in 2008. Net income for the fourth quarter was $6.8 million or $.97 per diluted share, compared to $2.5 million or $.34 per diluted share, in 2008.

Ken Shifrin, APS Chairman of the Board, stated, “Operating and market performance were both excellent in 2009. Revenue was up 12%, net income was up 19%, income per diluted share was up 23% and book value per share was up 19%.  Our share price grew by over 7%, significantly outpacing our peer group, and continuing a trend of steady increases since 2000, a remarkable achievement given market volatility during that time period.”

 Tim LaFrey, President of APS, added, “Our core insurance operations did very well in 2009. In spite of an industry-wide soft market, we experienced an excellent 90% retention rate and policyholder growth of 19%.  Though we maintained our rigorous underwriting standards, we were able to grow in all of our markets. Claims activity remained favorable and, consequently, we experienced $7 million of favorable development in the quarter, compared to $4.8 million in the same period last year.  For the year, favorable development was $24.2 million compared to $27.4 million in 2008. We continue to accrue our current accident year at the high-end of the actuarial range. On the investment side, we mitigated portfolio risk by significantly reducing our exposure to corporate and agency mortgage obligations, believing that safeguarding capital was wiser than maximizing yields in uncertain economic times.”

Mr. LaFrey continued, “Our Financial Services business showed strength, completing its best quarter of the year.  For the year, revenues were up 30% over the difficult 2008 period and, together with aggressive cost cutting, contributed to a return to profitability. We will continue to seek ways to expand profitability in this segment.”

Mr. LaFrey concluded, “We are proud of our record earnings from operations in 2009, but equally as proud of our balance sheet.  Our cash and investments grew by over $27 million during the year and our reserves per open claim are stronger than ever. Our equity reached a new high at $159 million, even while paying our annual dividend and repurchasing almost 200,000 of our common shares.  As mentioned previously, book value per share also grew, reaching $23.15 from $19.46 at the end of 2008.  We look forward to continuing our growth in 2010.”

APS is an insurance and financial services firm with subsidiaries and affiliates that provide medical malpractice insurance for physicians and other healthcare providers and brokerage and investment services to institutions and high net worth individuals.  APS is headquartered in Austin, Texas.

This press release includes forward-looking statements related to APS that involve risks and uncertainties that could cause actual results to differ materially.  These forward-looking statements are made in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  For further information about these factors that could affect the future results of APS, please see the recent filings with the Securities and Exchange Commission.  Prospective investors are cautioned that forward-looking statements are not guarantees of future performance.  Actual results may differ materially from management expectations.  Copies of the filings are available upon request to APS.

For further information, visit the APS website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)

Mr. Tim LaFrey, President (or)

Mr. Marc Zimmermann, Chief Financial Officer

American Physicians Service Group, Inc.

1301 S. Capital of Texas Highway, C-300

Austin, Texas  78746

(512) 328-0888

AMERICAN PHYSICIANS SERVICE GROUP, INC. SELECTED FINANCIAL DATA

(in thousands, except per share data)
	December 31,	December 31,
	2009	2008

Assets

Investments	$241,061	$209,709
Cash and cash equivalents	18,277	22,060
Premiums receivable	15,678	17,186
Reinsurance recoverables	9,682	15,293
Deferred policy acquisition costs	2,335	2,500
Deferred tax assets	6,015	9,488
Property and equipment, net	406	590
Intangible assets	2,563	2,264
Income tax receivable	623	738
Prepaid and other assets	3,132	3,726

Total assets	$299,772	$283,554

Liabilities

Reserve for loss and loss adjustment expense	$88,668	$92,141
Unearned premiums	36,341	36,785
Funds held under reinsurance treaties	2,379	3,978
Accrued expenses and other liabilities	6,495	6,617
Mandatorily redeemable preferred stock	6,679	7,568

Total liabilities	140,562	147,089

Total shareholders’ equity	159,210	136,465

Total liabilities and shareholders’ equity	$299,772	$283,554

Shares outstanding	6,876	7,014

Book value per share	$23.15	$19.46

AMERICAN PHYSICIANS SERVICE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in thousands, except per share data)	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
REVENUES

Gross premiums written	$11,762	$13,011	$65,430	$64,117
Premiums ceded	970	456	2,309	1,543
Change in unearned premiums	4,574	2,956	444	(1,579)

Net premiums earned	17,306	16,423	68,183	64,081

Investment income, net of investment expense	2,432	3,093	10,109	11,999
Realized capital gains (losses), net	170	(1,023)	(187)	(162)
Other-than-temporary impairments	(100)	(2,518)	(2,345)	(7,587)
Financial services	2,426	1,358	8,021	6,193
Other revenue	57	75	230	225

Total revenues	22,291	17,408	84,011	74,749

EXPENSES

Losses and loss adjustment expenses:
Current accident year losses	11,128	10,272	44,827	39,134
Prior year losses	(5,489)	(3,050)	(19,849)	(20,565)
Total losses and loss adjustment expenses	5,639	7,222	24,978	18,569
Other underwriting expenses	2,277	2,752	11,061	11,074
Change in deferred policy acquisition costs	413	220	165	14
Financial services expenses	2,323	1,735	7,905	9,749
General and administrative expenses	1,479	1,531	5,202	5,752

Total expenses	12,131	13,460	49,311	45,158

Income from operations	10,160	3,948	34,700	29,591

Income tax expense	3,388	1,493	11,835	10,428

Net income	$6,772	$2,455	$22,865	$19,163

Diluted income per share	$0.97	$0.34	$3.26	$2.64

Diluted weighted average shares outstanding	6,975	7,134	7,020	7,248

Operating Income	$6,727	$4,757	$24,511	$24,200

Diluted operating income per share	$0.96	$0.67	$3.49	$3.34

Non-GAAP Financial Measures

Operating Income is a “Non-GAAP” financial measure which is widely used in the insurance industry to evaluate the performance of underwriting operations. Operating Income excludes the after-tax effects of realized investment gains or losses and infrequent items that are not considered core to the underwriting performance of our insurance segment or the operating performance of our financial services segment, and we believe presents a more appropriate view of the performance of our core operations. We present this information to facilitate industry peer comparisons by investors and by outside industry analysts. While we believe disclosure of certain non-GAAP information is appropriate, you should not consider this information without also considering the information we present in accordance with GAAP.  The following table is a reconciliation of Net Income to Operating Income:

Reconciliation of Net Income to Operating Income (in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net Income	$6,772	$2,455	$22,865	$19,163
Adjustments, net of tax effects:
Realized capital (gains) losses, net	(110)	665	121	105
Other-than-temporary impairments	65	1,637	1,525	4,932
Operating Income	$6,727	$4,757	$24,511	$24,200

Per diluted share:
Net Income	$0.97	$0.34	$3.26	$2.64
Effect of adjustments	$(0.01)	$0.33	$0.23	$0.70
Diluted operating income per share	$0.96	$0.67	$3.49	$3.34

SELECTED INSURANCE DATA FOR API, pre and post merger

Claims History

	Claims Reported	Open Claims
Date	in the Quarter	at Quarter End
December 31, 2009	90	572
September 30, 2009	100	578
June 30, 2009	100	565
March 31, 2009	104	583
December 31, 2008	77	585
September 30, 2008	114	681
June 30, 2008	92	667
March 31, 2008	98	688
December 31, 2007	128	740
September 30, 2007	89	746
June 30, 2007	84	822
March 31, 2007	113	848